Exhibit 2.35

EXECUTION COPY

THIRD AMENDMENT AND SECOND WAIVER, dated as of March 16, 2004 (this “Amendment”), to and under the AMENDED AND RESTATED CREDIT AGREEMENT, dated as of February 28, 2002 (as heretofore amended, supplemented or otherwise modified, the “Credit Agreement”), among CSG SYSTEMS INTERNATIONAL, INC., a Delaware corporation (“Holdings”), CSG SYSTEMS, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the “Lenders”), BNP PARIBAS, as administrative agent (in such capacity, the “Administrative Agent”), LEHMAN COMMERCIAL PAPER INC., as syndication agent (in such capacity, the “Syndication Agent”), and CREDIT LYONNAIS NEW YORK BRANCH, THE BANK OF NOVA SCOTIA and WELLS FARGO BANK, NATIONAL ASSOCIATION, as co-documentation agents.

W I T N E S S E T H :

WHEREAS, pursuant to the Credit Agreement, the Lenders have made loans and other extensions of credit to the Borrower on the terms set forth in the Credit Agreement;

WHEREAS, the Borrower has requested that the Lenders agree to amend certain provisions of the Credit Agreement; and

WHEREAS, the Lenders have agreed to such requested amendments on the terms and conditions contained herein;

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS.

Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given to them in the Credit Agreement.

SECTION 2. AMENDMENT.

2.1 Amendment to Section 1.1 (Defined Terms). Section 1.1 is hereby amended by adding the following definitions in their appropriate alphabetical order:

““Comcast Customer Services Agreement”: the CSG Master Subscriber Management System Agreement, between the Borrower and Comcast Cable Communications Management, LLC, to be entered into on or about March 17, 2004, substantially in the form of the draft thereof delivered to the Lenders on March 12, 2004, including all exhibits and schedules thereto, together with any non-material amendments, supplements or other modifications thereto prior to the execution thereof that are reasonably satisfactory to the Administrative Agent and as the same may be further amended, supplemented or otherwise modified from time to time in accordance with Section 7.17.

“Third Amendment Effective Date”: as defined in the Third Amendment and Second Waiver, dated as of March 16, 2004, to this Agreement.”.

2.2 Amendment to Section 4.21 (AT&T Customer Services Agreement). Section 4.21 is hereby amended by deleting such Section in its entirety and substituting in lieu thereof “Section 4.21. [Intentionally omitted.]”.

2.3 Amendment to Section 6.2(h) (Certificates: Other Information). Section 6.2(h) of the Credit Agreement is hereby amended by deleting clause (ii) in its entirety and substituting in lieu thereof the following new clause (ii):

“(ii) a report indicating the number of Connected Subscribers (as such term is defined in the Comcast Customer Services Agreement) of the Customer (as so defined) processed by the Borrower and its Subsidiaries during such month,”.

2.4 Amendment to Section 6.7(g) (Notices). Section 6.7(g) of the Credit Agreement is hereby amended by deleting from clause (ii) thereof the following:

“(A) in the case of the AT&T Customer Services Agreement, $0.4755 or (B) in the case of any other Material Services Contracts,”.

2.5 Amendment to Section 7.17 (Limitation on Amendments to Other Documents). Section 7.17 of the Credit Agreement is hereby amended by deleting clauses (c) and (d) in such Section in their entirety and substituting in lieu thereof the following:

“or (c) amend, supplement or otherwise modify, or suffer to exist any amendment, supplement or other modification (whether pursuant to an amendment, waiver, arbitration ruling, litigation or otherwise) of, the terms and conditions of the Comcast Customer Services Agreement in the form thereof on the Third Amendment Effective Date, if such amendment, supplement or modification, together with all other such amendments, supplements or other modifications occurring after the Third Amendment Effective Date would (i) reduce the term thereof, (ii) have the effect of reducing (A) the Minimums contained in the Comcast Customer Services Agreement or (B) the Discontinuance Fee (as defined in the Comcast Customer Services Agreement) or (iii) reasonably be expected to have a Material Adverse Effect”.

SECTION 3. WAIVER. The Lenders hereby waive the provisions of the Credit Agreement to the extent, but only to the extent, necessary to permit the Borrower to execute and deliver (a) the Comcast Customer Services Agreement and (b) the Confidential Settlement Agreement and Mutual Release, between the Borrower and Comcast Cable Communications Management LLC, to be entered into on or about March 17, 2004, substantially in the form of the draft thereof delivered to the Lenders on March 12, 2004, including all exhibits and schedules thereto, together with any non-material amendments, supplements or other modifications thereto prior to the execution thereof that are reasonably satisfactory to the Administrative Agent.

SECTION 4. MISCELLANEOUS.

4.1 Conditions to Effectiveness. This Amendment shall become effective on the date (the “Third Amendment Effective Date”) on which the following conditions are satisfied (or waived):

(a) The Administrative Agent shall have received an executed counterpart of this Amendment duly executed and delivered by the Borrower and Holdings;

(b) The Administrative Agent shall have received executed Lender Consent Letters in the form attached hereto as Exhibit A (the “Lender Consent Letter”) from the Required Lenders consenting to the execution of this Amendment by the Administrative Agent;

(c) The Administrative Agent shall have received an executed Acknowledgment and Consent (the “Acknowledgement and Consent”; together with this Amendment, the “Amendment Documentation”) in the form attached hereto as Exhibit B from each Subsidiary Guarantor;

(d) The Administrative Agent shall have received for the account of each Lender executing and delivering a Lender Consent Letter on or before 7:00 P.M., New York time, on March 16,2004, an amendment fee equal to 0.10% of the Aggregate Exposure of such Lender.

4.2 Representation and Warranties. Holdings and the Borrower represent and warrant to the Agents and the Lenders that (i) all representations and warranties made by the Loan Parties in the Loan Documents and in the Amendment Documentation are true and correct in all material respects on and as of the Third Amendment Effective Date, after giving effect to this Amendment, as if made on and as of the Third Amendment Effective Date (except for any such representations and warranties that are stated to relate to a particular date or dates, in which case such representations and warranties were true and correct in all material respects as of such particular date or dates) and (ii) no Default or Event of Default shall have occurred and be continuing as of the Third Amendment Effective Date after giving effect to this Amendment.

4.3 Continuing Effect; No Other Waivers or Amendments. This Amendment shall not constitute an amendment or waiver of or consent to any provision of the Credit Agreement and the other Loan Documents not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Borrower that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein. Except as expressly amended hereby, the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect in accordance with their terms.

4.4 Counterparts. This Amendment may be executed in any number of separate counterparts by the parties hereto (including by telecopy), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.

4.5 Payment of Fees and Expenses. The Borrower agrees to pay or reimburse the Administrative Agent and the Syndication Agent for all of their reasonable out-of-pocket costs and reasonable expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and the Syndication Agent.

4.6 GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

CSG SYSTEMS INTERNATIONAL, INC.

By:	/s/ Peter E. Kalan

Name: Peter E. Kalan
Title: EVP and CFO

CSG SYSTEMS, INC.

By:	/s/ Peter E. Kalan

Name: Peter E. Kalan
Title: EVP and CFO

BNP PARIBAS, as Administrative Agent

By:	/s/ Susan Bowes

Name: Susan Bowes
Title: Director

By:	/s/ Eric Toizer

Name: Eric Toizer
Title: Managing Director

5

EXHIBIT A

LENDER CONSENT LETTER

THIRD AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

To:	BNP Paribas, as Administrative Agent
c/o Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017

Re:	Third Amendment to Amended and Restated Credit Agreement

Ladies and Gentlemen:

Reference is made to the AMENDED AND RESTATED CREDIT AGREEMENT, dated as of February 28, 2002 (as heretofore amended, supplemented or otherwise modified, the “Credit Agreement”), among CSG SYSTEMS INTERNATIONAL, INC., a Delaware corporation (“Holdings”), CSG SYSTEMS, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the “Lenders”), BNP PARIBAS, as administrative agent (in such capacity, the “Administrative Agent”), LEHMAN COMMERCIAL PAPER INC., as syndication agent (in such capacity, the “Syndication Agent”), and CREDIT LYONNAIS NEW YORK BRANCH, THE BANK OF NOVA SCOTIA and WELLS FARGO BANK, NATIONAL ASSOCIATION, as co-documentation agents. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given to them in the Credit Agreement.

The Borrower has requested that the Lenders consent to amend certain provisions of the Credit Agreement on the terms described in the Third Amendment and Second Waiver to which a form of this Lender Consent Letter is attached as Exhibit A (the “Amendment”).

Pursuant to Section 10.1 of the Credit Agreement, the undersigned Lender hereby consents to the execution by the Administrative Agent of the Amendment.

Very truly yours, (NAME OF LENDER)

By:

Name:
Title:

Dated:                      , 2004

ACKNOWLEDGMENT AND CONSENT

Each of the undersigned parties (the “Grantors”) to the Amended and Restated Guarantee and Collateral Agreement, dated as of February 28, 2002, as amended, supplemented or otherwise modified from time to time, made by the undersigned in favor of the Administrative Agent for the benefit of the Lenders, hereby (a) consents to the transactions contemplated by the Third Amendment and Second Waiver, dated as of March 16, 2004, to and under the Credit Agreement (the “Amendment”), (b) represents and warrants to the Agents and the Lenders that the representations and warranties made in the Amendment in respect of such Grantor are true and correct in all material respects, and (c) acknowledges and agrees that the guarantees and grants of security interests contained in such Amended and Restated Guarantee and Collateral Agreement and in the other Security Documents are, and shall remain, in full force and effect after giving effect to the Third Amendment and all prior modifications to such Amended and Restated Guarantee and Collateral Agreement.

CSG SYSTEMS INTERNATIONAL, INC.

By:	/s/ Peter E. Kalan

Name: Peter E. Kalan
Title: EVP and CFO

CSG SYSTEMS INC.

By:	/s/ Peter E. Kalan

Name: Peter E. Kalan
Title: EVP and CFO

PLANET CONSULTING, INC.

By:	/s/ Peter E. Kalan

Name: Peter E. Kalan
Title: VP and Treasurer

CSG SOFTWARE, INC.

By:	/s/ Peter E. Kalan

Name: Peter E. Kalan
Title: VP

CSG AMERICAS HOLDING, INC.

By:	/s/ Peter E. Kalan

Name: Peter E. Kalan
Title: President

CSG CANADA HOLDINGS, INC.

By:	/s/ Peter E. Kalan

Name: Peter E. Kalan
Title: VP

CSG SYSTEMS CANADA CORP.

By:	/s/ Peter E. Kalan

Name: Peter E. Kalan
Title: VP